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                                                                   Exhibit 23(1)

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in: (1) the Registration Statement (Form S-3 No. 333-14463) of ShoLodge, Inc. and in the related Prospectus; (2) the Registration Statement (Form S-8 No. 33-52092) pertaining to the 1991 Stock Option Plan of ShoLodge, Inc.; (3) the Registration Statement (Form S-8 No. 333-29881) pertaining to the 1991 Stock Option Plan, as amended, of ShoLodge, Inc.; and (4) the Registration Statement (Form S-3 No. 33-77910) of ShoLodge, Inc. and in the related Prospectus, of our report dated April 11, 2003, except for Note 15, as to which the date is April 16, 2003, with respect to the consolidated financial statements and schedule of ShoLodge, Inc. and subsidiaries included in this Annual Report (Form 10-K/A) for the year ended December 29, 2002.



                                                        /s/ Ernst & Young LLP

Nashville, Tennessee
May 28, 2003